EXHIBIT 32.1

Section 1350 Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q of Dollarama Group Holdings L.P. (the “Partnership”) for the fiscal quarter ending November 4, 2007, as filed with the Securities and Exchange Commission (the “report”), we, Larry Rossy and Robert Coallier, certify that to our knowledge:

1. the report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange of 1934, as amended; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Dated: January 22, 2008	/s/ Larry Rossy
Larry Rossy
Chief Executive Officer

Dated: January 22, 2008	/s/ Robert Coallier
Robert Coallier
Chief Financial Officer